Exhibit 4.1

THIS FOURTH SUPPLEMENTAL INDENTURE (the “Fourth Supplemental Indenture”), dated as of August 23, 2013, is by and among LifePoint Hospitals, Inc. a Delaware corporation (the “Company”), the guarantors named herein (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture referred to below, as defined below.

W I T N E S S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee the Indenture, dated as of September 23, 2010, as supplemented by that First Supplemental Indenture, dated as of July 19, 2011, that Second Supplemental Indenture dated as of February 8, 2012 and that Third Supplemental Indenture dated as of September 28, 2012 (together, the “Indenture”), providing for the issuance of the Company’s 6.625% Senior Notes due 2020 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, subject to certain conditions contained therein; and

WHEREAS, pursuant to a Consent Solicitation Statement dated July 30, 2013 (as amended on August 21, 2013, the “Consent Solicitation Statement”) and the related Consent Form (as such term is defined in the Consent Solicitation Statement and, together with the Consent Solicitation Statement, the “Consent Solicitation”), the Company solicited the Holders of the Notes for approval to amend and modify certain provisions contained in the Indenture (the “Proposed Amendments”); and

WHEREAS, the Holders of at least a majority in principal amount of the Notes outstanding as of the Record Date (as defined in the Consent Solicitation) have tendered Consents (as such term is defined in the Consent Solicitation) pursuant to the terms of the Consent Solicitation and have approved the Proposed Amendments as described in this Fourth Supplemental Indenture; and

WHEREAS, pursuant to Article 9.02 of the Indenture, the Trustee is authorized to execute and deliver this Fourth Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee agree as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      Amendments to the Indenture.  The Indenture is hereby amended as follows:

(a)         The definition of “Excluded Subsidiaries” in Section 1.01 of the Indenture shall be amended and restated in its entirety as follows:

“Excluded Subsidiaries” means those Domestic Subsidiaries that are designated by the Company as Domestic Subsidiaries that will not be Guarantors; provided, however, that in no event will the Excluded Subsidiaries, either individually or collectively, hold more than 45% of the consolidated assets of the Company and its Domestic Subsidiaries as of the end of any fiscal quarter (determined as of the most recent fiscal quarter for which the Company has internal financial statements available); provided, further, that any wholly owned Domestic Subsidiary that guarantees any Indebtedness incurred pursuant to clause (a) of the second paragraph of Section 4.07 hereof may not be designated as or continue to be an Excluded Subsidiary. In the event any Domestic Subsidiaries, individually or collectively, previously designated as Excluded Subsidiaries cease to meet the requirements of the previous sentence, the Company will, within 60 calendar days following such event, cause one or more of such Domestic Subsidiaries to become Guarantors so that the requirements of the previous sentence are complied with.  After the Issue Date, the Company may designate Domestic Subsidiaries as Excluded Subsidiaries by an Officers’ Certificate submitted to the Trustee. Notwithstanding the foregoing, no Existing Guarantor may be designated as an Excluded Subsidiary unless, after giving effect to such release, the Excluded Subsidiaries will not, either individually or collectively, hold more than 25% of the consolidated assets of the Company and its Domestic Subsidiaries as of the end of any fiscal quarter or account for more than 25% of the consolidated revenue of the Company and its Domestic Subsidiaries during the most recent four-quarter period (in each case determined as of the most recent fiscal quarter for which the Company has internal financial statements available).

(b)         The definition of “Existing Guarantors” shall be added to Section 1.01 of the Indenture as follows:

“Existing Guarantors” means those Domestic Subsidiaries that are Guarantors immediately prior to the date of this Supplemental Indenture.

(c)          The first paragraph of Section 4.07 of the Indenture shall be amended by adding the following as the final sentence of such paragraph:

Notwithstanding the foregoing, Indebtedness incurred by non wholly owned Excluded Subsidiaries pursuant to this first paragraph of Section 4.07 may not exceed $250.0 million at any time outstanding.

3.                                      Receipt by Trustee.  In accordance with Section 9.02 of the Indenture, the Trustee acknowledges that it has received a copy of the Board Resolution authorizing the execution of this Fourth Supplemental Indenture and the Act of the Holders of the Notes consenting to the Proposed Amendment evidenced by this Fourth Supplemental Indenture.  In addition, in accordance with Section 9.06, Section 12.04, and Section 12.05 of the Indenture, the Trustee acknowledges that it has received an Officers’ Certificate and Opinion of Counsel stating

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that the execution of this Fourth Supplement Indenture is authorized or permitted by the Indenture, and that all conditions precedent have been complied with.

4.                                      New York Law to Govern.  The Internal Law of the State of New York shall govern and be used to construe this Supplemental Indenture but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

5.                                      Severability.  In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.                                      Counterparts.  The parties may sign any number of copies of this Fourth Supplemental Indenture.  Each signed copy shall be original, but all of them together represent the same agreement.

7.                                      Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

8.                                      The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

9.                                      Ratification of Indenture; Fourth Supplemental Indenture Part of Indenture.  Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, all as of the date first above written.

LIFEPOINT HOSPITALS, INC.

By:	/s/ Christy S. Green
	Name:	Christy S. Green
	Title:	Vice President and Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch
Name: Lawrence M. Kusch
Title: Vice President

[Guarantor Signature Pages Follow]

[Signature Page to Fourth Supplemental Indenture]

AMERICA MANAGEMENT COMPANIES, LLC
AMG-CROCKETT, LLC
AMG-HILCREST, LLC
AMG-HILLSIDE, LLC
AMG-LIVINGSTON, LLC
AMG-LOGAN, LLC
AMG-SOUTHERN TENNESSEE, LLC
AMG-TRINITY, LLC
ANDALUSIA PHYSICIAN PRACTICES, LLC
ASHLAND PHYSICIAN SERVICES, LLC
ASHLEY VALLEY MEDICAL CENTER, LLC
ASHLEY VALLEY PHYSICIAN PRACTICE, LLC
ATHENS PHYSICIANS PRACTICE, LLC
ATHENS REGIONAL MEDICAL CENTER, LLC
ATHENS SURGERY CENTER PARTNER, LLC
BARROW MEDICAL CENTER, LLC
BARTOW GENERAL PARTNER, LLC
BARTOW HEALTHCARE SYSTEM, LTD.
BARTOW MEMORIAL LIMITED PARTNER, LLC
BOLIVAR PHYSICIAN PRACTICES, LLC
BOURBON COMMUNITY HOSPITAL, LLC
BOURBON PHYSICIAN PRACTICE, LLC
BRIM HOSPITALS, INC.
BUFFALO TRACE RADIATION ONCOLOGY ASSOCIATES, LLC
CARE HEALTH COMPANY, INC.
CASTLEVIEW HOSPITAL, LLC
CASTLEVIEW MEDICAL, LLC
CASTLEVIEW PHYSICIAN PRACTICE, LLC
CLARK REGIONAL PHYSICIAN PRACTICES, LLC
CLINCH PROFESSIONAL PHYSICIAN SERVICES, LLC
CLINCH VALLEY MEDICAL CENTER, INC.
CLINCH VALLEY PHYSICIANS ASSOCIATES, LLC
CLINCH VALLEY PULMONOLOGY, LLC
CLINCH VALLEY UROLOGY, LLC
COLORADO PLAINS PHYSICIAN PRACTICES, LLC
COMMUNITY HOSPITAL OF ANDALUSIA, INC.
COMMUNITY MEDICAL, LLC
COMMUNITY-BASED SERVICES, LLC
CROCKETT HOSPITAL, LLC
CROCKETT PHO, LLC
DANVILLE DIAGNOSTIC IMAGING CENTER, LLC
DANVILLE PHYSICIAN PRACTICES, LLC
DANVILLE REGIONAL MEDICAL CENTER SCHOOL OF HEALTH PROFESSIONS, LLC
DANVILLE REGIONAL MEDICAL CENTER, LLC
DLP PARTNER MARQUETTE, LLC
DLP PARTNER TWIN COUNTY, LLC
DLP PARTNER, LLC
DODGE CITY HEALTHCARE GROUP, LLC

DODGE CITY HEALTHCARE PARTNER, INC.
GEORGETOWN COMMUNITY HOSPITAL, LLC
GEORGETOWN REHABILITATION, LLC
GUYAN VALLEY HOSPITAL, LLC
HALSTEAD HOSPITAL, LLC
HCK LOGAN MEMORIAL, LLC
HDP ANDALUSIA, LLC
HDP GEORGETOWN, LLC
HILLSIDE HOSPITAL, LLC
HISTORIC LIFEPOINT HOSPITALS, INC.
HRMC, LLC
HSC MANAGER, LLC
HSCGP, LLC
HST PHYSICIAN PRACTICE, LLC
HTI GEORGETOWN, LLC
HTI PINELAKE, LLC
INTEGRATED PHYSICIAN SERVICES, LLC
KANSAS HEALTHCARE MANAGEMENT COMPANY, INC.
KANSAS HEALTHCARE MANAGEMENT SERVICES, LLC
KENTUCKY HOSPITAL, LLC
KENTUCKY MEDSERV, LLC
KENTUCKY MSO, LLC
KENTUCKY PHYSICIAN SERVICES, INC.
LAKE CUMBERLAND CARDIOLOGY ASSOCIATES, LLC
LAKE CUMBERLAND PHYSICIAN PRACTICES, LLC
LAKE CUMBERLAND REGIONAL HOSPITAL, LLC
LAKE CUMBERLAND REGIONAL PHYSICIAN HOSPITAL ORGANIZATION, LLC
LAKELAND COMMUNITY HOSPITAL, LLC
LAKELAND PHYSICIAN PRACTICES, LLC
LAMAR SURGERY CENTER, L.P.
LANDER VALLEY AMBULATORY SURGERY CENTER, LLC
LANDER VALLEY MEDICAL CENTER, LLC
LANDER VALLEY PHYSICIAN PRACTICES, LLC
LAS CRUCES ENDOSCOPY PARTNER, LLC
LAS CRUCES PHYSICIAN PRACTICES, LLC
LCMC MRI, LLC
LCMC PET, LLC
LHSC, LLC
LIFEPOINT ACQUISITION CORP.
LIFEPOINT BILLING SERVICES, LLC
LIFEPOINT CORPORATE SERVICES, GENERAL PARTNERSHIP
LIFEPOINT CSLP, LLC
LIFEPOINT HOLDINGS 2, LLC
LIFEPOINT HOLDINGS 3, INC.
LIFEPOINT HOSPITALS HOLDINGS, INC.

LIFEPOINT MEDICAL GROUP - HILLSIDE, INC
LIFEPOINT OF GAGP, LLC
LIFEPOINT OF GEORGIA, LIMITED PARTNERSHIP
LIFEPOINT OF KENTUCKY, LLC
LIFEPOINT OF LAKE CUMBERLAND, LLC
LIFEPOINT RC, INC.
LIFEPOINT VA HOLDINGS, INC.
LIFEPOINT WV HOLDINGS, INC.
LIVINGSTON REGIONAL HOSPITAL, LLC
LOGAN GENERAL HOSPITAL, LLC
LOGAN HEALTHCARE PARTNER, LLC
LOGAN MEDICAL, LLC
LOGAN MEMORIAL HOSPITAL, LLC
LOGAN PHYSICIAN PRACTICE, LLC
LOS ALAMOS PHYSICIAN PRACTICES, LLC
MARTINSVILLE PHYSICIAN PRACTICES, LLC
MEADOWVIEW PHYSICIAN PRACTICE, LLC
MEADOWVIEW REGIONAL MEDICAL CENTER, LLC
MEADOWVIEW RIGHTS, LLC
MEMORIAL HOSPITAL OF MARTINSVILLE & HENRY COUNTY AMBULATORY SURGERY CENTER, LLC
MEMORIAL PROMPT CARE, LLC
MERCY PHYSICIAN PRACTICES, LLC
MEXIA PRINCIPAL HEALTHCARE LIMITED PARTNERSHIP
MEXIA-PRINCIPAL, INC.
MINDEN PHYSICIAN PRACTICES, LLC
NORTHEASTERN NEVADA PHYSICIAN PRACTICES, LLC
NORTHWEST MEDICAL CENTER-WINFIELD, LLC
NORTON PARTNER, LLC
NWMC — WINFIELD ANESTHESIA PHYSICIANS, LLC
NWMC — WINFIELD HOSPITALIST PHYSICIANS, LLC
NWMC-WINFIELD PHYSICIAN PRACTICES, LLC
OPELOUSAS IMAGING CENTER PARTNER, LLC
OPELOUSAS PET/CT IMAGING CENTER, LLC
ORTHOPEDICS OF SOUTHWEST VIRGINIA, LLC
PALESTINE PRINCIPAL HEALTHCARE LIMITED PARTNERSHIP
PALESTINE-PRINCIPAL G.P., INC.
PHC HOSPITALS, LLC
PHC-ASHLAND, L.P.
PHC-AVIATION, INC.
PHC-BELLE GLADE, INC.
PHC-CHARLESTOWN, L.P.
PHC-CLEVELAND, INC.
PHC-DOCTORS’ HOSPITAL, INC.
PHC-ELKO, INC.
PHC-FORT MOHAVE, INC.

PHC-FORT MORGAN, INC.
PHC-INDIANA, INC.
PHC-KNOX, INC.
PHC-LAKE HAVASU, INC.
PHC-LAKEWOOD, INC.
PHC-LAS CRUCES, INC.
PHC-LOS ALAMOS, INC.
PHC-LOUISIANA, INC.
PHC-MARTINSVILLE, INC.
PHC-MINDEN G.P., INC.
PHC-MINDEN, L.P.
PHC-MORGAN CITY, L.P.
PHC-MORGAN LAKE, INC.
PHC-OPELOUSAS, L.P.
PHC-PALESTINE, INC.
PHC-SELMA, LLC
PHC-TENNESSEE, INC.
PINELAKE PHYSICIAN PRACTICE, LLC
POITRAS PRACTICE, LLC
PRHC-ALABAMA, LLC
PRHC-ENNIS G.P., INC.
PRHC-ENNIS, L.P.
PRINCIPAL HOSPITAL COMPANY OF NEVADA, INC.
PRINCIPAL KNOX, L.L.C.
PRINCIPAL KNOX, L.P.
PRINCIPAL-NEEDLES, INC.
PROVINCE HEALTHCARE COMPANY
PUTNAM AMBULATORY SURGERY CENTER, LLC
PUTNAM COMMUNITY MEDICAL CENTER, LLC
PUTNAM PHYSICIAN PRACTICES, LLC
R. KENDALL BROWN PRACTICE, LLC
RALEIGH GENERAL HOSPITAL, LLC
RIVER PARISHES HOLDINGS, LLC
RIVER PARISHES HOSPITAL, LLC
RIVER PARISHES PARTNER, LLC
RIVER PARISHES PHYSICIAN PRACTICES, LLC
RIVERTON MEMORIAL HOSPITAL, LLC
RIVERTON ONCOLOGY PRACTICE, LLC
RIVERTON PHYSICIAN PRACTICES, LLC
RIVERVIEW MEDICAL CENTER, LLC
RIVERVIEW PHYSICIAN PRACTICES, LLC
ROCKDALE CLINICALLY INTEGRATED MEDICAL CARE ORGANIZATION, LLC
ROCKDALE HOSPITAL, LLC
ROCKDALE PHYSICIAN PRACTICES, LLC
RUSSELLVILLE HOSPITAL, LLC
RUSSELLVILLE PHYSICIAN PRACTICES, LLC
SELECT HEALTHCARE, LLC
SELMA DIAGNOSTIC IMAGING, LLC
SILETCHNIK PRACTICE, LLC
SMITH COUNTY MEMORIAL HOSPITAL, LLC

SOMERSET SURGERY PARTNER, LLC
SOUTHERN TENNESSEE EMS, LLC
SOUTHERN TENNESSEE MEDICAL CENTER, LLC
SOUTHERN TENNESSEE PHO, LLC
SPRING VIEW HOSPITAL, LLC
SPRING VIEW PHYSICIAN PRACTICES, LLC
SPRINGHILL MEDICAL CENTER, LLC
SST COMMUNITY HEALTH, L.L.C.
STARKE PHYSICIAN PRACTICES, LLC
SUMNER PHYSICIAN PRACTICES, LLC
SUMNER REAL ESTATE HOLDINGS, LLC
SUMNER REGIONAL MEDICAL CENTER, LLC
TEXAS SPECIALTY PHYSICIANS
THE MRI CENTER OF NORTHWEST ALABAMA, LLC
THM PHYSICIAN PRACTICE, LLC
TROUSDALE MEDICAL CENTER, LLC
TROUSDALE PHYSICIAN PRACTICES, LLC
VALLEY VIEW PHYSICIAN PRACTICES, LLC
VAUGHAN PHYSICIAN PRACTICES, LLC
VILLE PLATTE MEDICAL CENTER, LLC
WEST VIRGINIA MANAGEMENT SERVICES ORGANIZATION, INC.
WESTERN PLAINS PHYSICIAN PRACTICES, LLC
WESTERN PLAINS REGIONAL HOSPITAL, LLC
WOODFORD HOSPITAL, LLC
WOODS MEMORIAL HOSPITAL
WYOMING HOLDINGS, LLC
WYTHE COUNTY COMMUNITY HOSPITAL, LLC
WYTHE COUNTY PHYSICIAN PRACTICES, LLC
ZONE, INCORPORATED

By:	/s/ Christy S. Green
Name:	Christy S. Green
Title:	Vice President and Secretary

LIFEPOINT ASSET MANAGEMENT COMPANY, INC.

By:	/s/ Christy S. Green
Name:	Christy S. Green
Title:	Assistant Secretary

PINELAKE REGIONAL HOSPITAL, LLC

By:	/s/ Michael S. Coggin
Name:	Michael S. Coggin
Title:	Senior Vice President, Secretary and Treasurer